EXHIBIT 4.1

THE EMPIRE DISTRICT ELECTRIC COMPANY (Grantor)
TO
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (Grantee)
AND
UMB BANK & TRUST, N.A.

Trustees

Thirty-Fifth Supplemental Indenture

Dated as of May 28, 2010

(Supplemental to Indenture dated as of September 1, 1944)

$100,000,000

First Mortgage Bonds, 4.65% Series due 2020

The Empire District Electric Company, 602 S. Joplin Avenue, Joplin, Missouri

Legal Description: Pages 7-8 and 12-17

TABLE OF CONTENTS1

ARTICLE I

CREATION AND DESCRIPTION OF FIRST MORTGAGE BONDS,
4.65% SERIES DUE 2020

SECTION 1.	New Series of Bonds	9
	Bonds to be dated as of authentication date	9
	Record Date	9
	Restriction on transfer or exchange	9
	Denominations	9
	Registrable and interchangeable, tax or government charge	9
	No service charge on exchange or transfer	10
	Book-entry procedures	10

SECTION 2.	Execution and Authentication of Bonds of the New Series	11

ARTICLE II

OPTIONAL REDEMPTION OF BONDS OF THE NEW SERIES

SECTION 1.	Right of redemption	11

SECTION 2.	Manner and method of redemption	11

SECTION 3.	Bondholder agrees to accept payment upon terms of this Article	12

1	This Table of Contents is not a part of the annexed supplemental Indenture as executed.

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ARTICLE III

NO SINKING AND IMPROVEMENT FUND FOR BONDS OF THE NEW SERIES

There shall be no Sinking and Improvement Fund for the Bonds of the New Series.	12

ARTICLE IV

DIVIDENDS AND SIMILAR DISTRIBUTIONS

Covenants in § 4.11 of the Original Indenture to continue in effect so long as any Bonds of the New Series are outstanding	12

ARTICLE V

THE TRUSTEES

The Trustees accept the trusts created by this Supplemental Indenture and agree to perform the same upon terms set forth in the Original Indenture as supplemented	12

ARTICLE VI

PROPERTY DESCRIPTION AMENDMENT

The parties agree to amend the Indenture pursuant to § 14.01(a) to evidence the correction of the legal description of certain property that is currently subject to the lien of the Indenture	12

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 1.	Provision regarding legal holidays	17

Section 2.	Original Indenture, as supplemented and amended, ratified and confirmed	18

Section 3.	This Supplemental Indenture may be executed in counterparts	18

Section 4.	Rights conferred only on holder of bonds, Company and Trustees	18

TESTIMONIUM	19

SIGNATURES AND SEALS	19

ACKNOWLEDGMENTS	22

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THIRTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of May 28, 2010, between The Empire District Electric Company, a corporation organized and existing under the laws of the State of Kansas (hereinafter called the “Company”), party of the first part, and The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States of America and located in the State of California with a trust office at 2 N. LaSalle Street, Suite 1020, in the City of Chicago, Illinois, and UMB Bank & Trust, N.A., a national banking association organized and existing under the laws of the United States of America and having its principal corporate trust office in the City of St. Louis, Missouri (hereinafter sometimes called respectively the “Principal Trustee” and the “Missouri Trustee” and together the “Trustees” and each thereof a “Trustee”), as Trustees, parties of the second part.

WHEREAS the Company has heretofore executed and delivered to the Trustees its Indenture of Mortgage and Deed of Trust, dated as of September 1, 1944 (hereinafter sometimes referred to as the “Original Indenture”), to secure an issue of First Mortgage Bonds of the Company, issuable in series; and

WHEREAS the Company has heretofore executed and delivered to the Trustees thirty-four Supplemental Indentures supplemental to the Original Indenture as follows:

Title	Dated

First Supplemental Indenture	as of June 1, 1946
Second Supplemental Indenture	as of January 1, 1948
Third Supplemental Indenture	as of December 1, 1950
Fourth Supplemental Indenture	as of December 1, 1954
Fifth Supplemental Indenture	as of June 1, 1957
Sixth Supplemental Indenture	as of February 1, 1968
Seventh Supplemental Indenture	as of April 1, 1969
Eighth Supplemental Indenture	as of May 1, 1970
Ninth Supplemental Indenture	as of July 1, 1976
Tenth Supplemental Indenture	as of November 1, 1977
Eleventh Supplemental Indenture	as of August 1, 1978
Twelfth Supplemental Indenture	as of December 1, 1978
Thirteenth Supplemental Indenture	as of November 1, 1979
Fourteenth Supplemental Indenture	as of September 15, 1983
Fifteenth Supplemental Indenture	as of October 1, 1988
Sixteenth Supplemental Indenture	as of November 1, 1989
Seventeenth Supplemental Indenture	as of December 1, 1990
Eighteenth Supplemental Indenture	as of July 1, 1992
Nineteenth Supplemental Indenture	as of May 1, 1993
Twentieth Supplemental Indenture	as of June 1, 1993
Twenty-First Supplemental Indenture	as of October 1, 1993
Twenty-Second Supplemental Indenture	as of November 1, 1993
Twenty-Third Supplemental Indenture	as of November 1, 1993
Twenty-Fourth Supplemental Indenture	as of March 1, 1994
Twenty-Fifth Supplemental Indenture	as of November 1, 1994
Twenty-Sixth Supplemental Indenture	as of April 1, 1995
Twenty-Seventh Supplemental Indenture	as of June 1, 1995
Twenty-Eighth Supplemental Indenture	as of December 1, 1996
Twenty-Ninth Supplemental Indenture	as of April 1, 1998
Thirtieth Supplemental Indenture	as of July 1, 1999

Thirty-First Supplemental Indenture	as of March 26, 2007
Thirty-Second Supplemental Indenture	as of March 11, 2008
Thirty-Third Supplemental Indenture	as of May 16, 2008
Thirty-Fourth Supplemental Indenture	as of March 27, 2009

some for the purpose of creating an additional series of bonds and of conveying additional property of the Company, and some for the purpose of modifying or amending provisions of the Original Indenture (the Original Indenture, all said Supplemental Indentures (other than the Thirtieth Supplemental Indenture, which did not become effective) and this Supplemental Indenture are herein collectively called the “Indenture”); and

WHEREAS the Company has acquired certain additional property hereinafter described or mentioned and, in compliance with its covenants in the Original Indenture, desires, by this Thirty-Fifth Supplemental Indenture, to evidence the subjection of such additional property to the lien of the Indenture; and

WHEREAS, the Company, in compliance with its covenants in the Original Indenture, desires, by this Thirty-Fifth Supplemental Indenture, to evidence the correction of the legal description of certain property that is currently subject to the lien of the Indenture; and

WHEREAS as provided by the Original Indenture, the Board of Directors of the Company, by resolution, has authorized a new series of bonds, to mature on June 1, 2020, and to be designated as “First Mortgage Bonds, 4.65% Series due 2020,” and has authorized provisions permitted by the Original Indenture in respect of the bonds of said series; and

WHEREAS the Board of Directors of the Company has authorized the Company to enter into this Thirty-Fifth Supplemental Indenture (herein sometimes referred to as “this Thirty-Fifth Supplemental Indenture” or “this Supplemental Indenture”) conveying to the Trustees and subjecting to the lien of the Indenture the property hereinafter described or mentioned, creating and designating the new series of bonds, and specifying the form and provisions of the bonds of said series provided or permitted by the Original Indenture; and

WHEREAS the texts of the First Mortgage Bonds, 4.65% Series due 2020, and of the Principal Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms following, respectively:

[FORM OF BOND]
[FACE]
THE EMPIRE DISTRICT ELECTRIC COMPANY
FIRST MORTGAGE BOND
4.65% SERIES DUE 2020
DUE JUNE 1, 2020

No. ______	$______

THE EMPIRE DISTRICT ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Kansas (hereinafter sometimes called the “Company”), for value received, hereby promises to pay to                                      or registered assigns, on (unless this bond shall have been called for previous redemption and provision made for the payment of the redemption price thereof) June 1, 2020,                Dollars ($       ) at its office or agency in the City of Chicago, Illinois, and to pay interest thereon at said office or agency at the rate of 4.65% per annum from May 28, 2010, or from the most recent interest payment date to which interest has been paid or duly provided for on the bonds of this series, semi-annually on each June 1 and December 1 commencing on December 1, 2010, until the Company’s obligation with respect to such principal sum shall be discharged.  The principal of and the interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.  The interest so payable on any June 1 or December 1 shall, subject to certain exceptions provided in the Thirty-Fifth Supplemental Indenture referred to on the reverse hereof, be paid to the person in whose name this bond is registered at the close of business on the May 15 or November 15 next preceding such June 1 or December 1.  Notwithstanding anything in the Original Indenture or this Supplemental Indenture to the contrary, so long as the bonds of this series are in a book-entry only system, payment of principal of and interest on this bond shall be in accordance with arrangements with The Depository Trust Company, a limited-purpose trust company under New York State banking law (“DTC”), or any successor securities depositary.

Reference is made to the further provisions of this bond set forth on the reverse hereof.  Such provisions shall for all purposes have the same effect as though fully set forth at this place.

This bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by The Bank of New York Mellon Trust Company, N.A. or its successor, as a Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, THE EMPIRE DISTRICT ELECTRIC COMPANY has caused this bond to be signed in its name by its President or a Vice President, and its corporate seal to be imprinted hereon and attested by its Secretary or an Assistant Secretary.

Dated:
THE EMPIRE DISTRICT ELECTRIC COMPANY
By ___________________________________ Name: Title:

Attest:
_____________________________________ Name: Title:

[FORM OF BOND]

[REVERSE]

This bond is one of an issue of bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the indenture hereinafter mentioned may afford additional security for the bonds of any particular series) by a certain indenture of mortgage and deed of trust, dated as of September 1, 1944, made by the Company to The Bank of New York Mellon Trust Company, N.A. (the “Principal Trustee”) and UMB Bank & Trust, N.A., as Trustees (hereinafter collectively called the “Trustees”), and certain indentures supplemental thereto, including a Third Supplemental Indenture, a Sixth Supplemental Indenture, a Seventh Supplemental Indenture, an Eighth Supplemental Indenture, a Fourteenth Supplemental Indenture, a Twenty-Fourth Supplemental Indenture, a Thirty-Second Supplemental Indenture and a Thirty-Fifth Supplemental Indenture (dated respectively as of December 1, 1950, February 1, 1968, April 1, 1969, May 1, 1970, September 15, 1983, March 1, 1994, March 11, 2008 and May 28, 2010 made by the Company to the Trustees (said indenture of mortgage and deed of trust and all indentures supplemental thereto being hereinafter collectively called the “Indenture”), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustees, and the holders of said bonds, and the terms and conditions upon which said bonds are secured, to all of the provisions of which Indenture, including the provisions permitting the issuance of bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this bond, assents.  To the extent permitted by, and as provided in, the Indenture, the rights and obligations of the Company and of the holders of said bonds may be changed and modified, with the consent of the Company, by the holders of at least 60% in aggregate principal amount of the bonds then outstanding, such percentage being determined as provided in the Indenture, or in the event that one or more but less than all of the series of bonds then outstanding are affected by such change or modification, by the holders of 60% in aggregate principal amount of the outstanding bonds of such one or more series so affected.  Without the consent of the holder hereof no change or modification of the rights and obligations of the Company and of the holders of the bonds shall be made which will extend the time of payment of the principal of or the interest on this bond or reduce the principal amount hereof or the rate of interest hereon or will otherwise modify the terms of payment of such principal or interest (other than changes in any sinking or other fund) or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mortgaged property, or will deprive any non-assenting bondholder of a lien upon the mortgaged property for the security of such bondholder’s bonds, subject to certain exceptions, or will reduce the percentage of bonds required for the aforesaid action under the Indenture.  This bond is one of a series of bonds designated as the First Mortgage Bonds, 4.65% Series due 2020, of the Company.

The Company may, at its option, redeem some or all of the bonds of this series at any time.  If the Company redeems the bonds of this series prior to their maturity, the Company must pay the holders thereof a redemption price equal to the greater of:

(i) 100% of the principal amount of the bonds to be redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 25 basis points.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds.

“Comparable Treasury Price” means, with respect to any redemption date, (i) if the Trustee obtains four or more Reference Treasury Dealer Quotations, the average of such Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) Banc of America Securities LLC (or its respective affiliates that are Primary Treasury Dealers) and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to any Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date.

When the Company redeems bonds, the Company must also pay all interest that has accrued to the redemption date on the redeemed bonds.

The Company shall give notice to holders of bonds of this series to be redeemed by first-class mail at least 30 days but not more than 60 days prior to the date fixed for redemption.  The notice of redemption may provide that the redemption is conditioned upon the occurrence of certain events before the date fixed for redemption.  If any of these events fail to occur and are not waived by the Company, the notice of redemption shall be of no effect, the Company will be under no obligation to redeem the bonds of this series or pay the holders any redemption proceeds, and the Company’s failure to so redeem the bonds of this series shall not be considered a default or event of default under the Indenture.  If fewer than all of the bonds of this series are to be redeemed, the Principal Trustee shall select the particular bonds of this series, or portions thereof, for redemption from the outstanding bonds of this series by such method as the Principal Trustee considers fair and appropriate.

On and after the redemption date, interest shall cease to accrue on the bonds of this series or any portion of the bonds of this series called for redemption unless, in the case of an unconditional notice of redemption, the Company defaults in the payment of the redemption price and accrued interest.

On or before the redemption date, the Company shall deposit with the Principal Trustee money sufficient to pay the redemption price of and accrued interest on the bonds of this series to be redeemed on such date.

The principal of this bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein defined.

This bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the office or agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this bond, and thereupon a new bond of this series, for a like principal amount, will be issued to the transferee in exchange therefor, as provided in the Indenture.  If this bond is transferred or exchanged between a record date, as defined in the aforementioned Thirty-Fifth Supplemental Indenture and the interest payment date in respect thereof, the new bond or bonds shall bear interest from such interest payment date unless the interest payable on such date is not duly paid or provided for on such date.  The Company and the Trustees and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes.  This bond, alone or with other bonds of this series, may in like manner be exchanged at such office or agency for one or more new bonds of this series in authorized denominations, of the same aggregate principal amount, all as provided in the Indenture.  Upon each such transfer or exchange the Company may require the payment of any stamp or other tax or governmental charge incident thereto.

No recourse under or upon any covenant or obligation of the Indenture, or of any bonds thereby secured, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, stockholder, officer or director, as such, of the Company, whether former, present or future, either directly, or indirectly through the Company or the Trustees or either of them, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any statute or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the stockholders), any and all such liability of incorporators, stockholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this bond, and being likewise waived and released by the terms of the Indenture under which this bond is issued.

Whenever the beneficial ownership of this bond is determined by a book-entry at a securities depositary for the bonds, the foregoing requirements of holding, delivering or transferring this bond shall be modified to require the appropriate person or entity to meet the requirements of the securities depositary as to registering or transferring the beneficial ownership to produce the same effect.

_______________________

[FORM OF PRINCIPAL TRUSTEE'S
CERTIFICATE OF AUTHENTICATION]

This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

The Bank of New York MELLON Trust Company, N.A., as Trustee,

By_________________________________ Authorized Officer

and

WHEREAS the Company represents that all acts and things necessary have happened, been done, and been performed, to make the First Mortgage Bonds, 4.65% Series due 2020, when duly executed by the Company and authenticated by the Principal Trustee, and duly issued, the valid, binding and legal obligations of the Company, and to make the Original Indenture, the aforementioned prior Supplemental Indentures and this Supplemental Indenture valid and binding instruments for the security thereof, in accordance with their terms;

NOW, THEREFORE, THIS THIRTY-FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:  That The Empire District Electric Company, the Company herein named, in consideration of the premises and of One Dollar ($1.00) to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of and the interest on all bonds from time to time outstanding under the Indenture, according to the terms of said bonds and of the coupons attached thereto, has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto The Bank of New York Mellon Trust Company, N.A. and UMB Bank & Trust, N.A., as Trustees, and their respective successor or successors in the trust, and its or their assigns forever, the following property, with the same force and effect and subject to the same reservations and exceptions, as though specifically described in the granting clauses of the Original Indenture, that is to say:

Greenfield Service Center

A tract of land situated in the NE ¼ NE ¼ of Section 13, Township 31 North, Range 27 West of the Fifth Principal Meridian, Dade County, Missouri, more particularly described as follows:
Commencing at the Southeast corner of said NE ¼; thence N00°19’49”W along the east line of said NE ¼, a distance of 1689.10 feet; thence N89°16’32”W, 601.03 feet to an existing iron pin at the Northeast corner of the tract recorded in Book 256 at Page 1031 of the deed records of said Dade County AND THE POINT OF BEGINNING of the tract herein described; thence N89°16’32”W along the North line of said tract, 669.11 feet, measured (669.8 feet, Deed), to the easterly right of way line of Missouri State Highway #39 and the Northwest corner of said tract recorded in Book 256 at Page 1031; thence northerly along said easterly right of way line, along a non-tangent curve to the right having a radius of 1880.10 feet and a chord bearing of N02°08’01”W, an arc distance of 148.08 feet to an iron pin set; thence N00°07’22”E continuing along said easterly right of way line, 174.29 feet to an iron pin set; thence

S89°16’32”E, 679.08 feet to an iron pin set; thence S00°51’35”W, 322.13 feet to the pint of beginning, containing 5.0 acres, more or less. Subject to all rights of way and easements of record.

Atlas Junction Substation #109 addition

A tract of land lying in the SE 1/4 of the SE 1/4 of Section 33, Township 28, Range 32, Jasper County, Missouri described as follows:

All that part of the following described tract of land lying North of improved Newman Road and East of new Route 249, both acquired in the year 2000:
All of Lot Numbered One (1) EXCEPT the West 177.5 feet in Prosperity Acres Second Subdivision, in Jasper County, Missouri, according to the recorded plat thereof.

Iatan Property

The property described in Article VI of this Supplemental Indenture.

ALSO all other property, whether real, personal or mixed (except as in the Original Indenture expressly excepted) of every nature and kind and wheresoever situated now owned or hereafter acquired by the Company;

TOGETHER with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid mortgaged property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of § 8.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid mortgaged property, and every part and parcel thereof;

SUBJECT, HOWEVER, to permitted encumbrances as defined in the Original Indenture and, as to any property hereafter acquired by the Company, to any lien thereon existing, and to any liens for unpaid portions of the purchase money placed thereon at the time of such acquisition, and also subject to the provisions of Article 12 of the Original Indenture.

TO HAVE AND TO HOLD the same, unto the Trustees and their and each of their respective successors and assigns forever;

IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture, so that the same shall be held specifically by the Trustees under and subject to the terms of the Indenture in the same manner and for the same trusts, uses and purposes as if said properties had been specifically contained and described in the Original Indenture;

PROVIDED, HOWEVER, and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid unto the holders of the bonds the principal and interest, and premium, if any, to become due in respect thereof at the times and in the manner stipulated therein and in the Indenture and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then the Indenture and the estate and rights thereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

AND THE COMPANY, for itself and its successors, does hereby covenant and agree to and with the Trustees, for the benefit of those who shall hold the bonds and the coupons appertaining thereto, or any of them, issued or to be issued under the Indenture, as follows:

ARTICLE I

CREATION AND DESCRIPTION OF FIRST MORTGAGE BONDS,
4.65% SERIES DUE 2020

Section 1. A new series of bonds to be issued under and secured by the Indenture is hereby created, to be designated as First Mortgage Bonds, 4.65% Series due 2020 (herein sometimes called the “Bonds of the New Series” or “Bonds”).  The Bonds of the New Series shall initially be issued in an aggregate principal amount of One Hundred Million Dollars ($100,000,000), excluding any Bonds of the New Series which may be authenticated in lieu of or in substitution or exchange for other Bonds of the New Series pursuant to the provisions of Article 2 or of § 15.09 of the Original Indenture.  Subject to the terms of the Indenture, the Company may issue additional Bonds of the New Series (having the same terms as the Bonds of the New Series initially issued).  Said Bonds and the certificate of authentication of the Principal Trustee to be endorsed upon the Bonds shall be substantially in the forms hereinbefore recited, respectively.  Each Bond shall be dated as of the date of its authentication and all Bonds of the New Series shall mature June 1, 2020 and shall bear interest at the rate of 4.65% per annum, payable semi-annually on each June 1 and December 1 commencing on December 1, 2010; both principal and interest shall be payable at the office or agency of the Company in the City of Chicago, Illinois, and in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

The holder of any Bond on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond upon any exchange or transfer thereof subsequent to the record date and prior to such interest payment date, except if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond (or any Bond or Bonds issued upon transfer or exchange thereof) is registered on a date fixed by the Company, which shall be not more than fifteen and not less than ten days before the date of payment of such defaulted interest.  The term “record date” as used in this Section with respect to any interest payment date shall mean the close of business on the May 15 or November 15, as the case may be, next preceding such interest payment date, whether or not such record date shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois are authorized by law to remain closed.

The Company shall not be required to make any transfer or exchange of any Bonds for a period of ten days next preceding any selection of Bonds for redemption, nor shall it be required to make transfers or exchanges of any bonds which shall have been selected for redemption in whole or in part.

Bonds of the New Series shall be registered Bonds in book-entry form or in definitive form without coupons in denominations of $1,000 and integral multiples thereof which may be executed by the Company and delivered to the Principal Trustee for authentication and delivery.

The Bonds of the New Series shall be registrable and interchangeable at the office or agency of the Company in the City of Chicago, Illinois, in the manner and upon the terms set forth in § 2.05 of the Original Indenture, upon payment of such an amount as shall be sufficient to reimburse the Company for, or to pay, any stamp or other tax or governmental charge incident thereto.

Notwithstanding the provisions of § 2.08 of the Original Indenture, no service or other charge shall be made for any exchange or transfer of any Bond of the New Series.

If the Bonds of the New Series are to be issued in book-entry form only, notwithstanding any provision of the Indenture to the contrary, unless the Company shall otherwise direct (which direction shall promptly be given at the written request of The Depository Trust Company (“DTC”)), all Bonds of the New Series shall be registered in the name of Cede & Co., as nominee of DTC, as registered owner of the Bonds of the New Series, and held in the custody of DTC.  Unless otherwise requested by DTC, a single certificate shall be issued and delivered to DTC.  Beneficial owners of Bonds of the New Series shall not receive physical delivery of Bond certificates except as hereinafter provided.  For so long as DTC shall continue to serve as securities depositary for the Bonds of the New Series as provided herein, all transfers of beneficial ownership interests shall be made by book-entry only, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of Bonds of the New Series is to receive, hold or deliver any Bond certificate.

With respect to Bonds of the New Series registered in the name of Cede & Co., as nominee of DTC, the Trustees and the Company shall have no responsibility or obligation to the securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations on whose behalf DTC was created to hold securities to facilitate the clearance and settlement of securities transactions among DTC participants (“DTC Participants”) or to any person on whose behalf a DTC Participant holds an interest in the Bonds of the New Series.  Without limiting the immediately preceding sentence, the Trustees and the Company shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co. or any DTC Participant with respect to any ownership interest in the Bonds of the New Series, (ii) the delivery to any DTC Participant or any other person, other than the registered owner of the Bonds of the New Series, of any notice with respect to the Bonds of the New Series, including any notice of redemption, or (iii) the payment to any DTC Participant or any other person, other than the registered owner of the Bonds of the New Series, of any amount with respect to principal of or premium, if any, or interest on the Bonds of the New Series.

If the Bonds of the New Series are to be issued in book-entry form only, replacement Bonds may be issued directly to beneficial owners of Bonds of the New Series, but only in the event that (i) DTC determines not to continue to act as securities depositary for the Bonds of the New Series (which determination shall become effective by the giving of reasonable notice to the Company or the Principal Trustee); or (ii) the Company has advised DTC of its determination (which determination is conclusive as to DTC and beneficial owners of the Bonds of the New Series) to terminate the services of DTC as securities depositary for the Bonds of the New Series; or (iii) the Company has determined (which determination is conclusive as to DTC and the beneficial owners of the Bonds of the New Series) that the interests of the beneficial owners of the Bonds of the New Series might be adversely affected if such book-entry only system of transfer is continued.  Upon occurrence of the event set forth in (i) above, the Company shall use its best efforts to attempt to locate another qualified securities depositary.  If the Company fails to locate another qualified securities depositary to replace DTC, the Company shall direct the Principal Trustee to cause to be authenticated and delivered replacement Bonds of the New Series, in certificated form, to the beneficial owners of the Bonds of the New Series.  In the event that the Company makes the determination described in (ii) or (iii) above (provided that the Company undertakes no obligation to make any investigation to determine the occurrence of any events that would permit the Company to make any such determination), and has made provisions to notify the beneficial owners of Bonds of the New Series of such determination by mailing an appropriate notice to DTC, the Company shall cause to be issued replacement Bonds of the New Series in certificated form to beneficial owners of the Bonds of the New Series as shown on the records of DTC provided to the Principal Trustee and the Company.

Whenever, during the term of the Bonds of the New Series, the beneficial ownership thereof is determined by a book-entry, the requirements in the Original Indenture or this Supplemental Indenture relating to holding, delivering or transferring Bonds or selection of Bonds to be redeemed shall be deemed modified to require the appropriate person or entity to meet the requirements of DTC as to registering or transferring the beneficial ownership to produce the same effect.

If the Bonds of the New Series are to be issued in book-entry form only, notwithstanding any provision of the Original Indenture or this Supplemental Indenture to the contrary, all Bonds of the New Series issued hereunder, if DTC so requires, shall bear a legend substantially to the following effect:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a limited-purpose trust company under New York State banking law (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

If the Bonds of the New Series are to be issued in book-entry form only, the Company and the Principal Trustee shall, to the extent the Company does not have a blanket letter of representation in place, enter into a letter of representations with DTC to implement the book-entry only system of Bond registration described above.

If at any time DTC ceases to hold the Bonds of the New Series, all references herein to DTC shall be of no further force or effect, unless the Bonds have been transferred to a successor securities depositary, in which case all references herein to DTC shall be deemed to refer to such successor depositary.

Section 2. The Bonds of the New Series shall be executed by the Company and delivered to the Principal Trustee and, upon compliance with all the provisions and requirements of the Original Indenture in respect thereof, the Bonds of the New Series may, from time to time, be authenticated by the Principal Trustee and delivered (without awaiting the filing or recording of this Supplemental Indenture) in accordance with the written order or orders of the Company.

ARTICLE II

REDEMPTION OF BONDS OF THE NEW SERIES

Section 1. The Bonds of the New Series, in the manner provided in Article 5 of the Original Indenture, shall be redeemable at any time prior to maturity, in whole or in part, at the option of the Company, at the greater of the principal amount of the bonds to be redeemed and a make-whole redemption price (as specified in the form of Bond set forth in this Supplemental Indenture), together with accrued and unpaid interest, if any, to the date fixed for redemption.

Section 2. The provisions of § 5.03, § 5.04 and § 5.05 of the Original Indenture (as modified by the provisions specified in the form of Bond set forth in this Supplemental Indenture) shall be applicable to Bonds of the New Series.  The principal amount of Bonds of the New Series registered in the name of any holder and to be redeemed on any partial redemption shall be $1,000, or a multiple thereof.

Section 3. The holder of each and every Bond of the New Series issued hereunder hereby, and by accepting the Bond, agrees to accept payment thereof prior to maturity on the terms and conditions provided for in this Article II.

ARTICLE III

NO SINKING AND IMPROVEMENT FUND FOR BONDS OF THE NEW SERIES

There shall be no Sinking and Improvement Fund for the Bonds of the New Series.

ARTICLE IV

DIVIDENDS AND SIMILAR DISTRIBUTIONS

The Company hereby covenants that, so long as any of the Bonds of the New Series shall remain outstanding, the covenants and agreements of the Company set forth in Section 4.11 of the Original Indenture as heretofore supplemented shall be and remain in full force and effect and be duly observed and complied with by the Company, notwithstanding that no First Mortgage Bonds, 3½% Series due 1969, remain outstanding.

ARTICLE V

THE TRUSTEES

The Trustees accept the trusts created by this Supplemental Indenture upon the terms and conditions hereof and agree to perform such trusts upon the terms and conditions set forth in the Original Indenture as heretofore supplemented and in this Supplemental Indenture set forth.  In general, each and every term and condition contained in Article 13 of the Original Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

ARTICLE VI

PROPERTY DESCRIPTION AMENDMENT

(a)           Pursuant to § 14.01(a) of the Original Indenture, the description of property subject to the lien of the Indenture, as set forth in the third paragraph in the section captioned “Plants, Platte County, Missouri, 1. Iatan Station” in the Eleventh Supplemental Indenture dated as of August 1, 1978 made by the Company to the Trustees is hereby amended to read as follows:

A tract of land comprised of all or part of fractional Sections 18, 19, 29, 30 and 32, Township 54 North, Range 36 West of the Fifth Principal Meridian, and all or part of fractional Sections 13, 24, 25, and 26, Township 54 North, Range 37 West of the Fifth Principal Meridian and a part of fractional Section 5, Township 53 North, Range 36 West as said Sections were surveyed and shown on the Original U. S. Government Surveys of the State of Missouri, ALSO all or part of fractional Sections 5, 6, 7, 8, 9, 16 and 17, Township 7 South, Range 22 East of the Sixth Principal Meridian as said Sections were surveyed and shown on the Original U. S. Government Surveys of the Territory of Kansas, ALSO certain accreted and relicted lands and former river bed; all now being in Platte County in the State of Missouri and more particularly described as fol-

lows: (NOTE: The bearings in this description are based on, or have been converted to conform to, the Missouri Coordinate System, West Zone) Beginning at the Southwest corner of the Southeast Quarter of Section 32, Township 54 North, Range 36 West; thence North 89° 49’ 28” East along said South line a distance of 928.4 feet; thence North 00° 34’ 33” East parallel with the West line of said quarter section, 2672.30 feet, more or less to a point on the South line of the Northeast Quarter of said Section 32; thence continuing North 00° 34’ 33” East 432.26 feet; thence South 89° 19’ 03” East, parallel with the South line of said Northeast Quarter Section 1716.0 feet to a point on the East line of said Section 32; thence North 00° 34’ 33” East along said east line 883.99 feet, more or less, to the Southwesterly line of the right of way of Missouri State Highway No. 45; thence Northwesterly along said Southwesterly right of way line through parts of said Sections 32, 29, 30 and 19, in Township 54, Range 36, over the next twenty-nine courses:

North 45 degrees 03 minutes 24 seconds West 2772.21 feet; thence South 44 degrees 56 minutes 36 seconds West 5.0 feet; thence North 45 degrees 03 minutes 24 seconds West 700.0 feet; thence North 44 degrees 56 minutes 36 seconds East 5.0 feet; thence North 45 degrees 03 minutes 24 seconds West 466.0 feet; thence Northwesterly along a curve to the right, tangent to the last described course and having a radius of 5,769.58 feet, an arc distance of 506.81 feet; thence North 40 degrees 01 minutes 24 seconds West 2729.8 feet; thence South 49 degrees 58 minutes 36 seconds west 5.0 feet; thence North 40 degrees 01 minutes 24 seconds West 1625.9 feet; thence Northwesterly along a curve to the right, tangent to the last described course and having a radius of 11,504.2 feet, an arc distance of 579.01 feet; thence North 37 degrees 08 minutes 24 seconds west 340.1 feet; thence South 52 degrees 51 minutes 36 seconds West 25.0 feet; thence north 37 degrees 08 minutes 24 seconds West 100.0 feet; thence North 52 degrees 51 minutes 36 seconds East 25.0 feet; thence North 37 degrees 08 minutes 24 seconds West 1587.51 feet; thence South 49 degrees 41 minutes 36 seconds West 10.01 feet; thence North 37 degrees 08 minutes 24 seconds West 610.64 feet; thence Northwesterly on a curve to the right, tangent to the last described course and having a radius of 11,514.2 feet, an arc length of 855.13 feet; thence North 89 degrees 08 minutes 24 seconds West 6.02 feet; thence Northwesterly on a curve to the right, tangent to the last described course and having a radius of 11,519.2 feet, an arc distance of 45.67 feet; thence North 32 degrees 38 minutes 24 seconds West 1699.4 feet; thence North 57 degrees 21 minutes 36 seconds East 5.0 feet; thence North 32 degrees 38 minutes 24 seconds West 350.0 feet; thence North 57 degrees 21 minutes 36 seconds East 5.0 feet; thence North 32 degrees 38 minutes 24 seconds west 748.09 feet; thence North 89 degrees 38 minutes 24 seconds West 119.24 feet; thence North 32 degrees 38 minutes 24 seconds West 95.38 feet; thence South 89 degrees 38 minutes 24 seconds East 119.24 feet; thence North 32 degrees 38 minutes 24 seconds West 56.55 feet to the South line of said Section 18, Township 54 North, range 36 West, at a point 750.65 feet Easterly along said Section line from the Southwest corner of said Section; thence South 89° 38’ 24” East along said South line 331.43 feet to the Southwesterly line of an old county road; thence along said Southwesterly line over the next six courses; North 27° 32’ 56” West, 122.55 feet; thence North 28° 54’ 56” West, 349.13 feet; thence North 30° 34’ 56” West, 983.34 feet; thence North 23° 18’ 56” West, 238.91 feet; thence North 30° 18’ 56” West, 452.35 feet; thence North 25° 30’ 56” West 48.53 feet to a point on the East line of said Section 13, Township 54 North, Range 37 West; thence South 00° 22’ 26” West along said East line, 574.06 feet to the Southwesterly right-of-way line of the Burlington Northern, Inc. (formerly the Chicago Burlington & Quincy Railroad Company), thence Northwesterly along said Southwesterly right-of-way line 759.31 feet, thence continuing along said Southwesterly right-of-way line North 25° 28’ 04” West 634.46 feet, thence departing from said right-of-way line South 70° 22’ 25” West 2245.96 feet; thence South 11° 37’ 34” East 435.6 feet; thence North 71° 22’ 26” East 253.44 feet; thence South 85° 37’ 34” East 876.48 feet; thence South 00° 52’ 26” West 1547.04 feet; thence North

72° 52’ 26” East 238.28 feet, to a point on the West line of Lot 5 of the Northeast fractional ¼ of said Section 24, Township 54 North, Range 37 West; thence South 00° 22’ 26” West along the West line of said Lot 5 (also referred to as the West line of the East ½ of the Northeast ¼ of said Section) and the Southerly prolongation thereof, 2488.10 feet to the Easterly prolongation of the North line of the Southwest fractional ¼ of said Section 24; thence South 89° 23’ 37” West along said prolongation 928.79 feet to a point which is 3055 feet Easterly along said North line and prolongation, from the Northwest corner of said Southwest fractional quarter section; thence South 34° 17’ 44” West 3252.40 feet to a point on the Easterly prolongation of the South line of said Section 24 at a point 1265 feet Easterly along said line from the Southwest corner of said Section; thence South 89° 15’ 20” East along said Easterly prolongation 2169.14 feet to the North-South center line of said Section 6, Township 7 South, Range 22 East, as said center line is located by decree of the Supreme Court of the United States entered June 5, 1944 and reported in 64 Supreme Court Reporter at Page 1202-1208; thence South 00° 22’ 09” East along the Southerly prolongation of said line 2474.31 feet to the Northwest corner of the Northeast Quarter of fractional Section 7, Township 7 South, Range 22 East, the same being the Southeast corner of a tract of land conveyed to Gary Ashpaugh and Mary Ashpaugh, husband and wife, by General Warranty Deed, filed for record on the 8th day of June 1973 and recorded as Document No. 43211 in Book 416 at Page 430; thence North 89° 58’ 25” West along the South line of said tract, 3118.5 feet to the Southwest corner of said Ashpaugh tract, said corner also being on a line described in a boundary line agreement recorded on July 3, 1968 as Document No. 20330 in Book 311 at Page 83 in the Office of the Recorder of Deeds for Platte County; thence South 0° 55’ 37” West (record South 0° 28’ West) 339.04 feet; thence North 89° 04’ 23” West (record North 89° 49’ West) along said boundary line 877.2 feet; thence South 00° 55’ 37” West (record South 00° 28’ West ) along said boundary line 2383.41 feet to a monumented meander point on the Northerly highbank of the Missouri River (which said monumented meander point is the beginning point of the next six meander line courses which run approximately parallel to a portion of the actual boundary as follows: (1) South 68° 53’ 41” East, 2169.12 feet (2) South 76° 18’ 33” East, 1644.66 feet (3) South 72° 24’ 55” East, 2300.96 feet (4) South 63° 59’ 58” East, 1078.11 feet (5) South 54° 07’ 46” East, 2940.56 feet (6) South 35° 45’ 15” East, 2149.20 feet to a point on the Westerly prolongation of the South line of said Section 32, Township 54, Range 36; the last said meander point bearing South 89° 49’ 28” West along said South line and Westerly prolongation thereof a distance of 3669.29 feet from the Southwest corner of the Southeast Quarter of said Section 32); thence from said monumented meander point South 00° 55’ 37” West, to the low water line on the left or Northerly shore of the Missouri River; thence Southeasterly along the low water line to a point on the Westerly prolongation of a line that is 7371 feet North of and parallel to the South line of the Northeast Quarter of Section 8, Township 53, Range 36; thence leaving said low water line North 89° 49’ 28” East along said parallel line to a point that is 2400 feet West of the East line of the Northwest Quarter of said Section 5; thence South 24° 05’ 32” East 228.63 feet; thence North 89° 49’ 28” East, 1052.17 feet to a point 1255 feet West of the East line of the Northwest quarter of said Section 5, Township 53 North, Range 36 West and 7162 feet North of the South line of the Northeast quarter of Section 8, Township 53 North, Range 36 West, said point being a point on a curve; thence Northwesterly along said curve to the left having a radius of 4677.31 feet (deed) and 4583.66 feet (as surveyed) to a point on the South line of Section 32 at a distance of 1461.66 feet Westerly along said South line from the Southwest corner of the Southeast quarter of said Section 32; thence North 89° 49’ 28” East along said South section line 1461.66 feet to the point of beginning.

Except the following four tracts of land:

Tract 1 (Partial Deed of Release dated September 2, 2009):

The North 125.00 feet of the Northwest Quarter of Fractional Section 7, Township 7 South, Range 22 East of the 6th Principal Meridian as described in the original United States Government surveys of the Territory of Kansas and certain accreted and relicted lands of the former bed of the Missouri River, all now being in Platte County in the State of Missouri and lying East of the boundary line as established by the Boundary Line Agreement filed for record in the Office of the Recorder of Deeds for said Platte County as Document No. 20330 in Book 311 at Page 83, being more particularly described as follows:

Beginning at the Northeast corner of the Northwest Quarter of said Fractional Section 7; thence South 00 degrees 09 minutes 19 seconds East along the East line of said Quarter Section, a distance of 125.00 feet; thence North 89 degrees 48 minutes 45 seconds West along a line 125.00 feet South of and parallel with the North line of said Quarter Section, a distance of 3,176.39 feet to a point on the boundary line as established by the aforesaid Boundary Line Agreement; thence North 01 degrees 04 minutes 45 seconds East (North 00 degrees 28 minutes West, Deed) along said boundary line, a distance of 125 feet, more or less, to a point on the Westerly prolongation of the North line of the Northwest Quarter of said Fractional Section 7; thence South 89 degrees 48 minutes 45 seconds East along the North line of said Quarter Section, a distance of 3,173.70 feet to the Point of Beginning. Containing 397,866 square feet or 9.134 acres, more or less.

Tract 2 (Partial Deed of Release dated September 2, 2009):

A tract of land in the Northwest Quarter of Fractional Section 7, Township 7 South, Range 22 East of the 6th Principal Meridian as described in the original United States Government surveys of the Territory of Kansas and certain accreted and relicted lands of the former bed of the Missouri River, all now being in Platte County in the State of Missouri and lying East of the boundary line as established by the Boundary Line Agreement filed for record in the Office of the Recorder of Deeds for said Platte County as Document No. 20330 in Book 311 at Page 83, being more particularly described as follows:

Commencing at the Northeast corner of the Northwest Quarter of said Fractional Section 7; thence South 00 degrees 09 minutes 19 seconds East along the East line of said Quarter Section, a distance of 125.00 feet to the Point of Beginning of the tract of land to be herein described; thence North 89 degrees 48 minutes 45 seconds West along a line 125.00 feet South of and parallel with the North line of said Quarter Section, a distance of 3,176.39 feet to a point on the boundary line as established by the aforesaid Boundary Line Agreement; thence South 01 degrees 04 minutes 45 seconds West (South 00 degrees 28 minutes West, Deed) along said boundary line, a distance of 260.13 feet to an angle point in the aforesaid Boundary Line Agreement; thence South 89 degrees 48 minutes 45 seconds East along a line parallel with the North line of said Quarter Section, a distance of 3,182.00 to a point on the East line of said Quarter Section; thence North 00 degrees 09 minutes 19 seconds West along the East line of said Quarter Section, a distance of 260.10 feet to the Point of Beginning. Containing 826,893 square feet or 18.983 acres, more or less.

Tract 3 (herein released):

A portion of the South Half of Section 13, Township 54 North, Range 37 West in Platte County, Missouri, being more particularly described as follows:

Commencing at the Northwest corner of the Northeast Quarter of said Section 13, thence South 01 degree 15 minutes 19 seconds West along the West line of the Northeast Quarter of said Section 13, a distance of 2,648.67 feet to the Center of said Section 13; thence continuing South 01 degree 15 minutes 19 seconds West being now along the West line of the Southeast Quarter of said Section 13, a distance of 931.65 feet to a point on the Northwesterly line of the parcel of land conveyed to The Bank of Weston by the Warranty Deed filed May 1, 1975 as Document No. 10570 and recorded in Book 464 at Page 287 in the Office of the Recorder of Deeds for said Platte County and the Point of Beginning of the tract of land to be herein described; thence North 66 degrees 42 minutes 09 seconds East (North 70 degrees East, Deed) along the Northwesterly line of the aforesaid parcel of land, a distance of 172.49 feet to a point in the center of a drainage slough as field located in December, 2008; thence Southeasterly along the center line of said field located drainage slough, the following courses and distances; thence South 26 degrees 20 minutes 33 seconds East, 40.87 feet; thence South 29 degrees 40 minutes 37 seconds East, 55.61 feet; thence Southeasterly along a curve to the left, tangent to the last described course, having a radius of 458.00 feet and a central angle of 11 degrees 28 minutes 19 seconds, an arc length of 91.70 feet; thence South 41 degrees 08 minutes 56 seconds East, tangent to the last described curve, a distance of 110.30 feet; thence South 48 degrees 11 minutes 58 seconds East, 47.54 feet; thence South 36 degrees 12 minutes 17 seconds East, 42.86 feet to a point in the center of a drainage slough (also known as the old mill race) as field located in December, 2008; thence Westerly and Southwesterly along the center line of said field located drainage slough (also known as the old mill race), the following courses and distances; South 82 degrees 34 minutes 55 seconds West, 116.59 feet; thence South 86 degrees 23 minutes 56 seconds West, 69.42 feet; thence Westerly and Southwesterly along a curve to the left, tangent to the last described course, having a radius of 220.00 feet and a central angle of 34 degrees 34 minutes 08 seconds, an arc length of 132.73 feet to a point of reverse curve; thence Southwesterly along a curve to the right, tangent to the last described curve, having a radius of 160.00 feet and a central angle of 13 degrees 43 minutes 48 seconds, an arc length of 38.34 feet; thence South 65 degrees 33 minutes 36 seconds West tangent to the last described curve, a distance of 46.51 feet; thence Southwesterly and Westerly along a curve to the right, tangent to the last described course, having a radius of 200.00 feet and a central angle of 14 degrees 32 minutes 44 seconds, an arc length of 50.77 feet to a point on the Westerly line of the aforesaid parcel of land described in said Warranty Deed; thence North 15 degrees 17 minutes 51 seconds West (North 12 degrees West, Deed) along the Westerly line of the aforesaid parcel of land, being no longer along the center line of said field located drainage slough, a distance of 318.63 feet; thence North 66 degrees 42 minutes 09 seconds East (North 70 degrees East, Deed) along the Northwesterly line of the aforesaid parcel of land, a distance of 135.04 feet to the Point of Beginning, containing 117,624 square feet or 2.700 acres, more or less.

Tract 4 (herein released):

A portion of the South Half of Section 13 together with a portion of the Northeast Quarter of Section 24, all in Township 54 North, Range 37 West in Platte County, Missouri, being more particularly described as follows:

Commencing at the Northwest corner of the Northeast Quarter of said Section 13, thence South 01 degree 15 minutes 19 seconds West along the West line of the Northeast Quarter of said Section 13, a distance of 2,648.67 feet to the Center of said Section 13; thence continuing South 01 degree 15 minutes 19 seconds West being now along the West line of the Southeast Quarter of said Section 13, a distance of 1,400.9 feet to the most Westerly, Southwest corner of the parcel of land conveyed to The Bank of Weston by the Warranty Deed filed May 1, 1975 as Document No. 10570 and recorded in Book 464 at Page 287 in the Office of the Recorder of Deeds for said

Platte County, the most Westerly, Southwest corner of said parcel of land being the Point of Beginning of the tract of land to be herein described; thence Easterly and Southerly along the Southerly and Westerly lines of the parcel of land described in said Warranty Deed, the following courses and distances; thence North 71 degrees 23 minutes 02 seconds East (North 71 degrees East, Deed), a distance of 189.52 feet (3.84 chains, Deed = 253.44 feet); thence South 85 degrees 36 minutes 58 seconds East (South 86 degrees East, Deed), a distance of 876.48 feet (13.28 chains, Deed = 876.48 feet); thence South 00 degrees 53 minutes 02 seconds West (South 0 degrees 30 minutes West, Deed), a distance of 1,547.04 feet (23.44 chains, Deed = 1,547.04 feet) to the old Bank of the Missouri river as described in said Warranty Deed; thence North 72 degrees 53 minutes 02 seconds East (North 72 degrees 30 minutes East, Deed), a distance of 238.28 feet; thence North 00 degrees 23 minutes 02 East seconds East, departing from the aforesaid Southerly and Westerly lines of the parcel of land described in said Warranty Deed, a distance of 1,764.56 feet to a point in the center of a drainage slough (also known as the old mill race) as field located in December, 2008, said point being hereby designated as Point “A”; thence Westerly and Southwesterly along the center line of said field located drainage slough, the following courses and distances; thence South 89 degrees 08 minutes 39 seconds West, 169.65 feet; thence South 87 degrees 49 minutes 39 seconds West, 221.59 feet; thence South 86 degrees 10 minutes 49 seconds West, 142.41 feet; thence South 83 degrees 23 minutes 28 seconds West, 147.42 feet; thence South 85 degrees 19 minutes 24 seconds West, 189.43 feet; thence South 82 degrees 34 minutes 55 seconds West, 116.59 feet; thence South 86 degrees 23 minutes 56 seconds West, 69.42 feet; thence Westerly and Southwesterly along a curve to the left, tangent to the last described course, having a radius of 220.00 feet and a central angle of 34 degrees 34 minutes 08 seconds, an arc length of 132.73 feet to a point of reverse curve; thence Southwesterly along a curve to the right, tangent to the last described curve, having a radius of 160.00 feet and a central angle of 13 degrees 43 minutes 48 seconds, an arc length of 38.34 feet; thence South 65 degrees 33 minutes 36 seconds West tangent to the last described curve, a distance of 46.51 feet; thence Southwesterly and Westerly along a curve to the right, tangent to the last described course, having a radius of 200.00 feet and a central angle of 14 degrees 32 minutes 44 seconds, an arc length of 50.77 feet to a point on the Westerly line of the aforesaid parcel of land described in said Warranty Deed; thence South 15 degrees 17 minutes 51 seconds East (South 12 degrees East, Deed) along the Westerly line of the aforesaid parcel of land, being no longer along the center line of said field located drainage slough, a distance of 112.35 feet to the Point of Beginning, containing 611,078 square feet or 14.028 acres, more or less.

(b)           Pursuant to § 14.02 of the Original Indenture, the Trustees are hereby authorized to effectuate such amendment in clause (a) above of this Article VI by executing this Supplemental Indenture.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 1. If the date for making any payment of principal, interest, or premium or the last date for performance of any act or the exercising of any right, as provided in this Supplemental Indenture, shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to remain closed, such payment may be made or act performed or right exercised on the next succeeding day not a legal holiday or a day on which such banking institutions are authorized by law to remain closed, with the same force and effect as if done on the nominal date provided in this Supplemental Indenture, and no interest shall accrue for the period after such nominal date.

Section 2. The Original Indenture as heretofore and hereby supplemented and amended is in all respects ratified and confirmed; and the Original Indenture, this Supplemental Indenture and all other indentures supplemental to the Original Indenture shall be read, taken and construed as one and the same instrument.  Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Original Indenture as heretofore supplemented on any of the property subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereafter issued under the Indenture.  All terms defined in Article 1 of the Original Indenture, as heretofore supplemented, for all purposes of this Supplemental Indenture, shall have the meanings therein specified, unless the context otherwise requires.

Section 3. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

Section 4. Nothing in this Supplemental Indenture contained, shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Indenture, the Company and the Trustees any right or interest to avail himself of any benefit under any provision of the Indenture, as heretofore supplemented and amended, or of this Supplemental Indenture.

IN WITNESS WHEREOF, The Empire District Electric Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf; and The Bank of New York Mellon Trust Company, N.A. and UMB Bank & Trust, N.A., parties of the second part, in evidence of each of its acceptance of the trust hereby created, have each caused its corporate name to be hereunto affixed, and this instrument to be signed by its President, a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf, all as of the day and year first above written.

THE EMPIRE DISTRICT ELECTRIC COMPANY

By /s/ Gregory A. Knapp Name: Gregory A. Knapp Title: Vice President - Finance and Chief Financial Officer

[Corporate Seal]

Attest:
/s/ Janet S. Watson Name: Janet S. Watson Title: Secretary-Treasurer

Signed, sealed and delivered by THE EMPIRE DISTRICT ELECTRIC COMPANY in the presence of:

/s/ Debra S. Brill Name: Debra S. Brill

/s/ Robert W. Sager Name: Robert W. Sager

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By /s/ Richard Tarnas Name: Richard Tarnas Title: Vice President

[Corporate Seal]

Attest:
/s/ Lawrence Kusch Name: Lawrence Kusch Title: Vice President

Signed, sealed and delivered by THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. in the presence of:

/s/ Julie Meadors Name: Julie Meadors

/s/ Robert Cafarelli Name: Robert Cafarelli

UMB BANK & TRUST, N.A., as Trustee

By /s/ Laura Roberson Name: Laura Roberson Title: Vice President

[Corporate Seal]

Attest:
/s/ Deanna Wilson Name: Deanna Wilson Title: Assistant Secretary

Signed, sealed and delivered by UMB BANK & TRUST, N.A. in the presence of:

/s/ Mary Heitland Name: Mary Heitland

/s/ Kathy Schmeider Name: Kathy Schmeider

State of Missouri	)
) ss.:
County of Jasper	)

Be It Remembered, and I do hereby certify, that on this  28th day of May, 2010, before me, a Notary Public in and for the County and State aforesaid, personally appeared Gregory A. Knapp, the Vice President - Finance and Chief Financial Officer of The Empire District Electric Company, a Kansas corporation, and Janet S. Watson, the Secretary-Treasurer of said corporation, who are both to me personally known, and both personally known to me to be such officers and to be the identical persons whose names are subscribed to the foregoing instrument as such Vice President - Finance and Chief Financial Officer and Secretary-Treasurer, respectively, and as the persons who subscribed the name and affixed the seal of said The Empire District Electric Company, one of the makers thereof, to the foregoing instrument as its Vice President - Finance and Chief Financial Officer and Secretary-Treasurer, and they each acknowledged to me that they, being thereunto duly authorized, executed the same for the uses, purposes and consideration therein set forth and expressed, and in the capacities therein stated, as their free and voluntary act and deed, and as the free and voluntary act and deed of said corporation.

And the said Gregory A. Knapp and Janet S. Watson, being each duly sworn by me, severally deposed and said:  that they reside in City of Joplin, Missouri; that they were at that time Vice President - Finance and Chief Financial Officer and Secretary-Treasurer, of said corporation; that they knew the corporate seal of said corporation, and that the seal affixed to said instrument was such corporate seal, and was thereto affixed by said Secretary-Treasurer, and the said instrument was signed by said Vice President - Finance and Chief Financial Officer, in pursuance of the power and authority granted them by the By-Laws of said corporation, and by authority of the Board of Directors thereof.

In Testimony Whereof, I have hereunto set my hand and affixed my official and notarial seal at my office in said County and State the day and year last above written.

My commission expires August 26, 2011

[Notarial Seal]

/s/ Julia L. Blackburn Notary Public

State of Illinois	)
) ss.:
County of Cook	)

Be It Remembered, and I do hereby certify, that on the  28th day of May, 2010, before me, a Notary Public in and for the County and State aforesaid, personally appeared Richard Tarnas, Vice President of The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States of America, and Lawrence Kusch, Vice President of said association, who are both to me personally known, and both personally known to me to be such officers and to be the identical persons whose names are subscribed to the foregoing instrument as Vice Presidents, and as the persons who subscribed the name and affixed the seal of said The Bank of New York Mellon Trust Company, N.A., one of the makers thereof, to the foregoing instrument as its Vice Presidents, and they each acknowledged to me that they, being thereunto duly authorized, executed the same for the uses, purposes and consideration therein set forth and expressed, and in the capacities therein stated, as their free and voluntary act and deed, and as the free and voluntary act and deed of said association.

And the said Richard Tarnas and Lawrence Kusch, being each duly sworn by me, severally deposed and said:  that they reside in Chicago, Illinois and Chicago, Illinois, respectively; that they were at that time each Vice President, of said association; that they knew the corporate seal of said association, and that the seal affixed to said instrument was such corporate seal, and was thereto affixed by said Vice President, and the said instrument was signed by said Vice President, in pursuance of the power and authority granted them by the By-Laws of said association, and by authority of the Board of Directors thereof.

In Testimony Whereof, I have hereunto set my hand and affixed my official and notarial seal at my office in said County and State the day and year last above written.

My commission expires 1/7/2012

[Notarial Seal]

/s/ Julie Meadors Notary Public

State of Missouri	)
) ss.:
City of St. Louis	)

Be It Remembered, and I do hereby certify, that on this  28th day of May, 2010, before me, a Notary Public in and for the County and State aforesaid, personally appeared Laura Roberson, Vice President of UMB Bank & Trust, N.A., a national banking association organized under the laws of the United States of America, and Deanna Wilson, Assistant Secretary of said association, who are both to me personally known, and both personally known to me to be such officers and to be the identical persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Secretary, respectively, and as the persons who subscribed the name and affixed the seal of said UMB Bank & Trust, N.A. one of the makers thereof, to the foregoing instrument as its Vice President and Assistant Secretary, and they each acknowledged to me that they, being thereunto duly authorized, executed the same for the uses, purposes and consideration therein set forth and expressed, and in the capacities therein stated, as their free and voluntary act and deed, and as the free and voluntary act and deed of said association.

And the said Laura Roberson and Deanna Wilson, being each duly sworn by me, severally deposed and said:  that they reside in St. Louis, Missouri; that they were at that time respectively Vice President and Assistant Secretary of said association; that they knew the corporate seal of said association, and that the seal affixed to said instrument was such corporate seal, and was thereto affixed by said Vice President, and the said instrument was signed by said Assistant Secretary, in pursuance of the power and authority granted them by the By-Laws of said association, and by authority of the Board of Directors thereof.

In Testimony Whereof, I have hereunto set my hand and affixed my official seal at my office in said County and State the day and year last above written.

My commission expires 8/11/2012

[Notarial Seal]

/s/ M. Deborah King Notary Public